UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐           Preliminary Proxy Statement.
☐           Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐           Definitive Proxy Statement.
☒           Definitive Additional Materials.
☐           Soliciting Material Pursuant to § 240.14a-12.

MANAGED PORTFOLIO SERIES

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Smith Large Cap Core Growth Fund
Outbound Call Script

Good (morning, afternoon, evening,) my name is (AGENT’S FULL NAME).
May I please speak with (Mr. /Ms. / Mrs.) (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)

I am calling on behalf of a current investment with Smith Group Large Cap Core Growth Fund.

I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for January 15th. Have you received that information?
(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote in favor.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board’s Recommendation?
(Pause for response)

Would you like to vote all of your accounts with Smith Group Large Cap Core Growth Fund in the same manner?
(Pause for response)

*Confirmation – I am recording your (in favor/against/abstain) vote.
 For confirmation purposes:
•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of your voting instructions within 3 to 5 business days.  Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

In Favor

MUTUAL FUND PROXY FACT SHEET FOR: SMITH GROUP LARGE CAP CORE GROWTH FUND
SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	OCTOBER 31, 2013	OFFICES OF SCOTIA INSTITUTIONAL INVESTMENTS, LP
Mail Date	DECEMBER 2, 2013	1055 WESTLAKES DRIVE, SUITE 301
Meeting Date	JANUARY 15, 2014 @ 10:00 AM CST	BERWYN, PENNSYLVANIA 19312
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	BSLGX	Inbound Line	1‐866‐342‐8763
Cusip Number	265313106	Website	www.theSIFunds.com

What are shareholders being asked to vote on?

1.
Approval of an Agreement and Plan of Reorganization and Termination providing for the sale of all of the assets of the Fund to, and the assumption of all of the liabilities of the Fund by, the Smith Group Large Cap Core Growth Fund (the “Acquiring Fund”), a newly‐created series of Managed Portfolio Series, in exchange for the Acquiring Fund’s shares, which would be distributed pro rata by the Fund to the holders of its shares in complete liquidation of the Fund.

BOARD OF TRUSTEES RECOMMENDATION – FOR

Why are shareholders being asked to approve of an Agreement and Plan of Reorganization?

The primary purpose of the Reorganization is to move the Fund to the Managed Portfolio Series family of funds and allow Smith Group, the Fund’s current sub-adviser, to become the adviser of the Acquiring Fund. Scotia Institutional Investments, US, LP, has informed the Board that it has decided to exit the sponsored mutual fund business. Rather than liquidating the Fund and distributing proceeds to Fund shareholders, which may result in taxable gains, Scotia and Smith Group have recommended that the Fund, through a tax-free reorganization, become a series of Managed Portfolio Series. The proposed Reorganization would allow Smith Group to assume a larger role in the performance and operations of the Fund.

Will the people who handle the day-to-day management of the Fund change if the Reorganization is approved?

Smith Group, the Fund’s sub-adviser, will serve as the Acquiring Fund’s adviser and manage its assets. Therefore, the Reorganization will not change the day-to-day portfolio management of the Fund.

Will the Reorganization affect the value of a shareholder’s investment in the Fund?

The new shares that you receive will have a total asset value equal to the total net asset value of the shares you hold in the Fund as of the closing date of the Reorganization. The Reorganization will not affect the value of your investment at the time of Reorganization and your interest in the Fund will not be diluted.

Will the Fund have a different Board of Trustees after the proposed Reorganization?

The Board of Trustees of Managed Portfolio Series is different from the Board of Trustees of the Trust, with no common trustees.

For Internal Distribution Only	Page 1

Will expenses increase as a result of the proposed Reorganization?

Net expenses that shareholders pay are expected to be the same as a result of the Reorganization. Smith Group has contractually agreed to limit the total annual operating expenses of the Acquiring Fund to 0.79%, of its average daily net assets through February 29, 2016.

Will the investment objectives and strategies for the Fund change as a result of the proposed Reorganization?

The investment objectives, policies and strategies of the Fund and Acquiring Fund are substantially identical.

What will happen if the Reorganization is not approved by shareholders?

If shareholders of the Fund fail to approve the Reorganization, the Fund will not be reorganized into the Acquiring Fund, and the Board will consider other alternatives for the Fund.

Who will bear the costs associated with the Reorganization?

Smith Group will pay all costs relating to the proposed Reorganization, including the costs relating to the Special Meeting and the Proxy Statement/Prospectus.

Is the Reorganization intended to be a tax-free event for shareholders?

The Fund will receive an opinion from counsel to the Acquiring Fund that neither the Fund nor its shareholders will recognize any gain or loss for federal income tax purposes as a result of the Reorganization.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

Is there a number to contact the Fund regarding non-proxy related questions?

1-888-572-0968.

What was included in the proxy package?

Included in the proxy package were a Notice of Special Meeting of Shareholders, Proxy Statement/Prospectus and a Proxy Card.

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:   www.proxyonline.com/docs/smithgroup2014.pdf

For Internal Distribution Only	Page 2